As filed with the Securities and Exchange Commission on September 30, 2003
                                                                                                                       Registration Statement No. 333-68929

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEVITY HR, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0735612
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

600 301 Boulevard West, Suite 202
Bradenton, Florida 34205
(Address of Principal Executive Offices) (Zip Code)

GEVITY HR, INC. 1997 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED
(Full Title of the Plan)

Gregory M. Nichols
Vice President and General Counsel
600 301 Boulevard West, Suite 202
Bradenton, Florida 34205
(Name and Address of Agent for Service)

(941) 741-4300
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share.........................	2,000,000	$14.995	$29,990,000	$2,426.19

(1)	The average of the high and low prices of the Registrant’s Common Stock as reported by the Nasdaq National Market for September 29, 2003.
(2)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        Gevity HR, Inc. (the “Registrant”), has prepared this Amendment No. 1 to Form S-8 Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,000,000 shares of common stock of the Registrant authorized for issuance pursuant to options granted under the Gevity HR, Inc. 1997 Stock Incentive Plan, as amended (the “Plan”). On December 15, 1998, the Registrant filed a Registration Statement on Form S-8 (File No. 333-68929) (the “Registration Statement”) with the Securities and Exchange Commission covering the initial registration of 2,500,000 shares for issuance under the Plan. The shareholders of the Registrant subsequently approved an amendment to the Plan to increase the number of shares of common stock of the Registrant reserved for issuance under the Plan by 2,000,000 shares. Pursuant to General Instruction E of Form S-8, this Amendment No. 1 to Form S-8 Registration Statement serves to register those additional 2,000,000 shares. Pursuant to such Instruction E, the contents of the Registration Statement and the Plan, with all amendments thereto, are incorporated herein by reference.

Item 8. Exhibits.

3.1	Certificate of Designation of the Series A Convertible, Redeemable Preferred Stock
3.2	Articles of Amendment and Restatement of the Articles of Incorporation
3.3	Second Amended and Restated Bylaws
4.1	Gevity HR, Inc. 1997 Stock Incentive Plan, as Amended and Restated
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP
23.1	Consent of Powell, Goldstein, Frazer & Murphy LLP
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida, on this the 25th day of September 2003.

GEVITY HR, INC.
/s/ Erik Vonk
Erik Vonk
Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Peter C. Grabowski and Gregory M. Nichols as their true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated: September 25, 2003	/s/ Erik Vonk
Erik Vonk
Chairman of the Board, Chief Executive Officer

Dated: September 25, 2003	/s/ Peter C. Grabowski
Peter C. Grabowski
Chief Financial Officer (Principal Accounting Officer)

Dated: September 25, 2003	/s/ George B. Beitzel
/s/ George B. Beitzel
Director

Dated: September 25, 2003	/s/ Darcy E. Bradbury
Darcy E. Bradbury
Director

Dated: September 25, 2003	/s/ James E. Cowie
James E. Cowie
Director

Dated: September 25, 2003	/s/ Jonathan H. Kagan
Jonathan H. Kagan
Director

Dated: September 25, 2003	/s/ David S. Katz
David S. Katz
Director

Dated: September 25, 2003	/s/ James F. Manning
James F. Manning
Director

Dated: September 25, 2003	/s/ Elliot B. Ross
Elliot B. Ross
Director

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation of the Series A Convertible, Redeemable Preferred Stock (filed as Exhibit A to the Registrant’s Proxy Statement on Schedule 14A, filed May 2, 2003 and incorporated herein by reference) (File No. 000-22701)
3.2	Articles of Amendment and Restatement of the Articles of Incorporation (filed as Exhibit A to the Registrant’s Proxy Statement on Schedule 14A, filed April 25, 2002 and incorporated herein by reference) (File No. 000-22701)
3.3	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed March 31, 2003 and incorporated herein by reference) (File No. 000-22701)
4.1	Gevity HR, Inc. 1997 Stock Incentive Plan, as Amended and Restated*
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP*
23.1	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1 hereto)*
23.2	Consent of Deloitte & Touche LLP*
24.1	Power of Attorney (see signature page)*

* Filed herewith.